Exhibit 99.1

October 27, 2016

To Our Members:

Today the Board of Directors of the Federal Home Loan Bank of Chicago (Bank) maintained the dividend levels set last quarter for the third quarter of 2016. The Board again recognized our members that borrow from the Bank by declaring a 2.80% dividend (annualized) on Class B1 activity capital stock. The Board also declared a 0.60% dividend (annualized) on Class B2 membership capital stock. Differentiating the dividend rewards those members who purchase activity stock to support their advances-and the health of the entire cooperative as a result.
In addition, the Bank expects to report net income of $76 million for the third quarter of 2016 when we file our Form 10-Q with the Securities and Exchange Commission early next month. To see the Bank’s preliminary and unaudited financial results as well as details on dividend payments, click here.

Member Owned. Member Focused.
At September 30, 2016, advances were $43.1 billion, up 17% from December 31, 2015, and letters of credit were $10.4 billion, up 56% from December 31, 2015. As members seek ways to increase their non-interest income, the volume in the traditional MPF products has continued to grow as well.
The culture and mission of an institution are vitally important. The Bank’s employees and Board of Directors continue to focus on you, our members, by striving to understand what you need from us beyond serving as a reliable source of liquidity. We continue to evaluate our performance by measuring how well we are enhancing the value of your membership. Over the past few years, we have conducted an informal dialogue with you on how you use the Bank and how you can gain additional value as a member. We plan on taking this further early next year and look forward to sharing our plans with you.
The Community First® Disaster Relief Program is one such way we can support you and your communities. In late September we funded the program with $500,000 to help northern Wisconsin communities hit by the severe storms and flooding that occurred on July 11-12, 2016. Grants of $5,000 are available through you to eligible households and small businesses located in disaster areas declared by the Federal Emergency Management Agency (FEMA disaster declaration DR-4276). The Community First Disaster Relief grant application, eligibility requirements, and other details are available on our website.

As always, thank you for your membership in-and for using-the Federal Home Loan Bank of Chicago.

Best regards,
Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully execute our business model and to pay future dividends (including enhanced dividends on activity-based capital stock), our ability to implement new or enhanced products or programs, our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter. “Mortgage Partnership Finance,” “Community First,” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

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October 27, 2016

Third Quarter 2016 Dividend
Based on the Bank’s preliminary financial results for the third quarter of 2016, the Board of Directors of the Federal Home Loan Bank of Chicago (Bank) declared on October 27, 2016, a dividend of 2.80% (annualized) for Class B1 activity capital stock and a dividend of 0.60% (annualized) for Class B2 membership capital stock. The higher dividend on Class B1 stock, in effect, lowers your cost of doing business with the Bank. The actual effective combined dividend rate on the total stock held by each member will depend on its level of activity with the Bank during the third quarter and the relative number of shares of membership and activity stock. The dividend will be paid by crediting your account on Monday, November 14, 2016.

Third Quarter 2016 Financial Highlights
The results discussed here are preliminary and unaudited. Please refer to the Condensed
Statements of Income and Statements of Condition at the end of this document. We expect to file our third quarter 2016 Form 10-Q with the Securities and Exchange Commission early next month. You will be able to access it on our website, www.fhlbc.com, or through the SEC’s reporting website.

•	We recorded net income of $76 million for the third quarter of 2016, up from $72 million in the third quarter of 2015.

•
Net interest income for the third quarter of 2016 was $113 million, which included $9 million of income from investment security prepayments during the period. For the third quarter of 2015, net interest income was $122 million, which included $11 million of income from investment security prepayments during the period. While our legacy investment portfolio continues to pay down, investments that were indexed to 3-month LIBOR benefited from the increase in 3-month LIBOR rates. Separately, debt hedged with 3-month LIBOR swaps was negatively impacted by higher 3-month LIBOR rates. In addition, we termed out a portion of our debt at higher rates.

•
Other noninterest gain (loss) for the third quarter of 2016 was $14 million, up from a loss of $8 million for the third quarter of 2015 as we experienced increased gains on our balance sheet hedging activities.

•	Other noninterest expense increased to $42 million for the third quarter of 2016, compared to $35 million for the third quarter of 2015, driven mainly by an increase in compensation and benefits.

•
Total investment securities decreased $3.2 billion to $21.4 billion at September 30, 2016, down 13% from $24.6 billion at December 31, 2015, as our investment portfolio continued to pay down during the period.

•
Advances outstanding increased $6.3 billion to $43.1 billion at September 30, 2016, up 17% from $36.8 billion at December 31, 2015, as members continue to support investment activities and high loan growth in their communities.

•	MPF Loans held in portfolio remained relatively flat from December 31, 2015, to September 30, 2016, as new MPF loan volume helped offset paydown and maturity activity during the period.

•	Total assets increased $4.3 billion to $75.0 billion as of September 30, 2016, up 6% compared to $70.7 billion as of December 31, 2015.

•	We reached $2.95 billion in retained earnings at September 30, 2016.

•	We remained in compliance with all of our regulatory capital requirements as of September 30, 2016.

This publication contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully execute our business model and to pay future dividends (including enhanced dividends on activity capital stock), our ability to continue to offer the Reduced Capitalization Advance Program, our ability to implement new or enhanced products or programs, our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, the impact to us from the Federal Housing Finance Agency’s final membership rule, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter. The financial results discussed in this publication are preliminary and unaudited. “MPF,” “Mortgage Partnership Finance,” and “Community First” are registered trademarks of the Federal Home Loan Bank of Chicago.

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	September 30, 2016	December 31, 2015	Change
Cash and due from banks, interest bearing deposits, Federal Funds sold, and securities purchased under agreement to resell	$5,488	$4,226	30%
Investment securities	21,396	24,597	(13)%
Advances	43,117	36,778	17%
MPF Loans held in portfolio, net of allowance for credit losses	4,720	4,828	(2)%
Other	262	242	8%
Assets	$74,983	$70,671	6%

Consolidated obligation discount notes	$39,144	$41,564	(6)%
Consolidated obligation bonds	30,139	22,582	33%
Subordinated notes	—	944	(100)%
Other	1,185	929	28%
Liabilities	70,468	66,019	7%
Capital stock	1,636	1,950	(16)%
Retained earnings	2,951	2,730	8%
Accumulated other comprehensive income (loss)	(72)	(28)	157%
Capital	4,515	4,652	(3)%
Total liabilities and capital	$74,983	$70,671	6%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	For the three months ended September 30,			For the year to date ended September 30,
	2016	2015	Change	2016	2015	Change
Interest income	$309	$304	2%	$944	$934	1%
Interest expense	(196)	(182)	8%	(600)	(561)	7%
Net interest income	113	122	(7)%	344	373	(8)%
Reversal of (provision for) credit losses	—	(1)	100%	—	(5)	100%
Net interest income after reversal of (provision for) credit losses	113	121	(7)%	344	368	(7)%
Litigation settlement awards	—	2	(100)%	38	13	192%
Other noninterest gain (loss)	14	(8)	275%	23	—	—%
Other noninterest expense	(42)	(35)	20%	(128)	(101)	27%
Income before affordable housing program assessment	85	80	6%	277	280	(1)%
Affordable Housing Program assessment	(9)	(8)	13%	(28)	(28)	—%
Net income	$76	$72	6%	$249	$252	(1)%

Average interest-earning assets	$78,947	$68,152	16%	$76,513	$70,139	9%
Net yield (calculated using net interest income / average interest-earning assets, annualized)	0.57%	0.72%	(0.15)%	0.60%	0.71%	(0.11)%
Prepayment fee income on advances	$1	$1	—%	$8	$7	14%
Prepayment fee income on investments	$9	$11	(18)%	$35	$42	(17)%
Adjusted net yield (non-GAAP basis, calculated the same as net yield, but excluding prepayment fee income on advances and investments from the net interest income) [1]	0.52%	0.65%	(0.13)%	0.52%	0.62%	(0.10)%

[1]
The prepayment of our investments and advances is unpredictable and we cannot be certain of the timing or amount of future prepayments. Accordingly, we believe that the use of adjusted net yield is useful to members and others in evaluating our ongoing operational and financial results in a manner that is consistent with our evaluation of business performance. Additionally, we believe excluding prepayment fee income on investments and advances assists members in developing expectations of future performance.